Exhibit 24.1

POWER OF ATTORNEY
KNOW ALL BY THESE PRESENTS, that each of the undersigned directors and officers of Marathon Petroleum Corporation, a Delaware corporation (the “ Registrant ”), does hereby constitute and appoint each of Michael J. Hennigan, Maryann T. Mannen and John J. Quaid, or any of them, each acting alone, as the true and lawful attorney-in-fact or attorneys-in-fact for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (i) a Registration Statement on Form S-8 (the “ Form S-8 Registration Statement ”) with respect to the registration under the Securities Act of 1933, as amended, of common stock of the Registrant issuable in connection with the Marathon Petroleum Corporation 2021 Incentive Compensation Plan (or any amendment and restatement thereof), (ii) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statement and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute. This Power of Attorney may be executed in multiple counterparts, each of which will be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 28th day of April 2021.

/s/ Michael J. Hennigan	/s/ Maryann T. Mannen
Michael J. Hennigan	Maryann T. Mannen
President, Chief Executive Officer and Director	Executive Vice President and Chief Financial Officer
(principal executive officer)	(principal financial officer)

/s/ John J. Quaid	/s/ Abdulaziz F. Alkhayyal
John J. Quaid	Abdulaziz F. Alkhayyal
Senior Vice President and Controller	Director
(principal accounting officer)

/s/ Evan Bayh	/s/ Charles E. Bunch
Evan Bayh	Charles E. Bunch
Director	Director

/s/ Jonathan Z. Cohen	/s/ Steven A. Davis
Jonathan Z. Cohen	Steven A. Davis
Director	Director

/s/ Edward G. Galante	/s/ Kim K.W. Rucker
Edward G. Galante	Kim K.W. Rucker
Director	Director

/s/ Frank M. Semple	/s/ J. Michael Stice
Frank M. Semple	J. Michael Stice
Director	Director

/s/ John P. Surma	/s/ Susan Tomasky
John P. Surma	Susan Tomasky
Chairman of the Board	Director